As filed with the Securities and Exchange Commission on May 8, 2023.
File No. 001-41642
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 3

to

FORM 10
GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934
Knife River Holding Company*
(Exact name of Registrant as specified in its charter)
Delaware (State or Other Jurisdiction of Incorporation or Organization)	92-1008893 (I.R.S. Employer Identification No.)

1150 West Century Avenue, Bismarck, ND (Address of principal executive offices)	58503 (Zip Code)
(701) 530-1400
(Registrant’s telephone number, including area code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of exchange on which each class is to be registered
Common Stock, $0.01 par value	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act: None
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
		(Do not check if a smaller reporting company)	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐
*	Prior to the issuance of common stock registered on the Form 10, Knife River Holding Company intends to change its name from Knife River Holding Company to Knife River Corporation.

KNIFE RIVER HOLDING COMPANY

INFORMATION REQUIRED IN REGISTRATION STATEMENT
CROSS-REFERENCE SHEET BETWEEN INFORMATION STATEMENT
AND ITEMS OF FORM 10
Certain information required to be included herein is incorporated by reference to specifically identified portions of the body of the information statement filed herewith as Exhibit 99.1. None of the information contained in the information statement shall be incorporated by reference herein or deemed to be a part hereof unless such information is specifically incorporated by reference.
Item 1.	Business.
The information required by this item is contained under the sections of the information statement entitled “Information Statement Summary,” “Risk Factors,” “Cautionary Statement Concerning Forward-Looking Statements,” “The Separation and Distribution,” “Business,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Certain Relationships and Related Person Transactions” and “Where You Can Find More Information.” Those sections are incorporated herein by reference.
Item 1A.	Risk Factors.
The information required by this item is contained under the section of the information statement entitled “Risk Factors.” That section is incorporated herein by reference.
Item 2.	Financial Information.
The information required by this item is contained under the sections of the information statement entitled “Capitalization,” “Selected Historical and Pro Forma Consolidated Financial Data,” “Unaudited Pro Forma Consolidated Financial Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections and such financial statements are incorporated herein by reference.
Item 3.	Properties.
The information required by this item is contained under the section of the information statement entitled “Business.” That section is incorporated herein by reference.
Item 4.	Security Ownership of Certain Beneficial Owners and Management.
The information required by this item is contained under the section of the information statement entitled “Security Ownership of Certain Beneficial Owners and Management.” That section is incorporated herein by reference.
Item 5.	Directors and Executive Officers.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Board of Directors and Corporate Governance.” Those sections are incorporated herein by reference.
Item 6.	Executive Compensation.
The information required by this item is contained under the section of the information statement entitled “Executive Compensation.” That section is incorporated herein by reference.
Item 7.	Certain Relationships and Related Transactions.
The information required by this item is contained under the sections of the information statement entitled “Management” and “Certain Relationships and Related Person Transactions.” Those sections are incorporated herein by reference.
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Item 8.	Legal Proceedings.
The information required by this item is contained under the section of the information statement entitled “Business—Legal Proceedings.” That section is incorporated herein by reference.
Item 9.	Market Price of, and Dividends on, the Registrant’s Common Equity and Related Stockholder Matters.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” “Capitalization,” and “Description of Knife River Holding Company’s Capital Stock.” Those sections are incorporated herein by reference.
Item 10.	Recent Sales of Unregistered Securities.
The information required by this item is contained under the sections of the information statement entitled “Description of Material Indebtedness” and “Description of Knife River Holding Company’s Capital Stock—Sale of Unregistered Securities.” These sections are incorporated herein by reference.
Item 11.	Description of Registrant’s Securities to be Registered.
The information required by this item is contained under the sections of the information statement entitled “The Separation and Distribution,” “Dividend Policy,” and “Description of Knife River Holding Company’s Capital Stock.” Those sections are incorporated herein by reference.
Item 12.	Indemnification of Directors and Officers.
The information required by this item is contained under the section of the information statement entitled “Description of Knife River Holding Company’s Capital Stock—Limitations on Liability, Indemnification of Officers and Directors and Insurance.” That section is incorporated herein by reference.
Item 13.	Financial Statements and Supplementary Data.
The information required by this item is contained under the section of the information statement entitled “Index to Financial Statements” and the financial statements referenced therein. That section and such financial statements are incorporated herein by reference.
Item 14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure.
None.
Item 15.	Financial Statements and Exhibits.
(a)	Financial Statements
The information required by this item is contained under the sections of the information statement entitled “Selected Historical and Pro Forma Consolidated Financial Statements,” “Unaudited Pro Forma Consolidated Financial Statements,” and “Index to Financial Statements” and the financial statements referenced therein. Those sections and such financial statements are incorporated herein by reference.
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(b)	Exhibits
The following documents are filed as exhibits hereto:
Exhibit Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement by and between MDU Resources Group, Inc. and Knife River Holding Company*
2.2	Form of Transition Services Agreement by and between MDU Resources Group, Inc. and Knife River Holding Company*
2.3	Form of Tax Matters Agreement by and between MDU Resources Group, Inc. and Knife River Holding Company*
2.4	Form of Employee Matters Agreement by and between MDU Resources Group, Inc. and Knife River Holding Company*
3.1	Form of Amended and Restated Certificate of Incorporation of Knife River Holding Company*
3.2	Form of Amended and Restated Bylaws of Knife River Holding Company*
4.1	Form of Stockholder and Registration Rights Agreement by and between MDU Resources Group, Inc. and Knife River Holding Company*
4.2	Indenture, dated as of April 25, 2023, among Knife River Holding Company, as issuer, and U.S. Bank Trust Company, National Association, as trustee*
10.1	Form of Knife River Corporation Long-Term Performance-Based Incentive Plan*
10.2	Form of Knife River Corporation Executive Incentive Compensation Plan, including Rules and Regulations*
10.3	Form of Knife River Corporation Director Compensation Policy*
10.4	Form of Knife River Corporation Deferred Compensation Plan for Directors*
10.5	Form of Knife River Corporation Deferred Compensation Plan - Plan Document and Adoption Agreement*
10.6	Form of Knife River Corporation Supplemental Income Security Plan*
10.7	Form of Knife River Corporation Nonqualified Defined Contribution Plan*
10.8	Promotion Letter with John F. Quade dated as of January 31, 2023*
10.9	Promotion Letter with Nathan W. Ring dated as of March 15, 2023*
10.10	Promotion Letter with Marney L. Kadrmas dated as of March 15, 2023*
10.11	Promotion Letter with Glenn R. Pladsen dated as of March 15, 2023*
10.12	Promotion Letter with Nancy K. Christenson dated as of March 15, 2023*
10.13	Promotion Letter with Karl A. Liepitz dated as of March 15, 2023*
10.14	Promotion Letter with Trevor J. Hastings dated as of March 15, 2023*
10.15	Promotion Letter with Brian R. Gray dated as of March 27, 2023*
10.16	Form of Knife River Corporation Director and/or Executive Officer Indemnification Agreement*
21.1	List of Subsidiaries*
99.1	Information Statement of Knife River Holding Company, preliminary and subject to completion, dated May 8, 2023
99.2	Form of Notice of Internet Availability of Information Statement Materials*
*	Previously filed.
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SIGNATURES
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.
Knife River Holding Company

By:	/s/ Brian R. Gray
	Name:	Brian R. Gray
	Title:	President and Chief Executive Officer
Date: May 8, 2023
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